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                                                                    Exhibit 99.2

                        CONSENT OF NOMINEE FOR DIRECTOR

     I hereby consent to the use of my name as a nominee for director in a Registration Statement on Form S-3 (File No. 333-100731), and in all amendments and post-effective amendments or supplements thereto, including the Prospectuses contained therein, as a nominee for director of The Timken Company, an Ohio corporation, and to all references to me in that connection in the Prospectuses.


     Signed this 5th day of February, 2003.



                                                  /s/ Joseph W. Ralston
                                                  ------------------------------
                                                  Joseph W. Ralston